EXHIBIT 23

Marcum & Kliegman LLP

Certified Public Accountants & Consultants

A Limited Liability Partnership Consisting of Professional Corporations

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Adsero Corp. (the “Company”) on Form SB-2 of our report dated April 5, 2005, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audits of the consolidated financial statements of Adsero Corp. and Subsidiaries as of December 31, 2004 and for the years ended December 31, 2004 and 2003, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum & Kliegman LLP

New York, New York

January 30, 2006

655 Third Avenue  •  16th Floor  •  New York, NY 10017  •  Tel 212-981-3000  •  212-981-3001

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